Exhibit 99.1

Contact: Mark Hord	FOR IMMEDIATE RELEASE
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7440

ViewPoint Financial Group, Inc. Announces Dates of

Fourth Quarter Earnings Release and Conference Call

PLANO, Texas, February 15, 2012 … ViewPoint Financial Group, Inc. (NASDAQ:VPFG), (the “Company”) today announced that it plans to release its fourth quarter and full year 2011 results after the close of the market on Tuesday, February 28, 2012. The earnings release, along with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Wednesday, February 29, 2012, at 10 a.m. Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10001726. This replay, as well as the webcast, will be available until the Company’s next quarterly webcast/conference call.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 25 community bank offices and eight loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

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